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                                                                      EXHIBIT 99

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      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

                          FIRST MOLINE FINANCIAL CORP.
                   1616 SIXTH AVENUE, MOLINE, ILLINOIS 61265
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Glenn Medhus, Jon Christiansen and Byrd Krumbholz, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of First Moline
     Financial Corp. held of record by the undersigned on January   , 1995
     at the special meeting of stockholders to be held on March 16, 1995, or any adjournment thereof.

     /X/ Please mark your votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal #1 and Proposal #2.

         1. Proposal to approve and adopt an Agreement and Plan of Reorganization and Plan of Merger and Agreement of Merger, each dated as of August 25, 1994, that provide for, among other things, the merger of First Moline Financial Corp. with and into Firstar Corporation of Iowa, a wholly owned subsidiary of Firstar Corporation.

             / / FOR            / / AGAINST            / / ABSTAIN

         2. Proposal to amend the Certificate of Incorporation of First Moline Financial Corp. to delete, in its entirety, Article Fourth, subparagraph C and thereby ratify execution of the Agreement and Plan of Reorganization and Plan of Merger and Agreement of Merger referred to in Proposal #1, provided, however, that the Board of Directors of First Moline is authorized to abandon the Articles Amendment in accordance with the provisions of Section 242(c) of the Delaware General Corporation Law if the Merger is not consummated.

             / / FOR            / / AGAINST            / / ABSTAIN

         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
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                                             Please sign exactly as name(s)
                                             appears to the left. When
                                             shares are held by joint
                                             tenants, both should sign.
                                             When signing as attorney, as
                                             executor, administrator,
                                             trustee or guardian, please
                                             give full title as such. If a
                                             corporation, please sign in
                                             full corporate name by
                                             President or other authorized
                                             officer. If a partnership,
                                             please sign in partnership
                                             name by authorized person.

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                                             SIGNATURE(S)          DATE
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